Exhibit 4.3
THE LIENS GRANTED BY THIS INSTRUMENT AND THE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT (AS HEREINAFTER DEFINED).

SECURITY AGREEMENT
By
HERCULES OFFSHORE, INC.,
as Issuer
and
THE GUARANTORS PARTY HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of October 20, 2009

TABLE OF CONTENTS

Page
PREAMBLE	1

RECITALS	1

AGREEMENT	2

ARTICLE I DEFINITIONS AND INTERPRETATION	2

SECTION 1.1. Definitions	2
SECTION 1.2. Interpretation	8
SECTION 1.3. Resolution of Drafting Ambiguities	8
SECTION 1.4. Perfection Certificate	9

ARTICLE II GRANT OF SECURITY AND SECURED OBLIGATIONS	9

SECTION 2.1. Grant of Security Interest	9
SECTION 2.2. Filings	10

ARTICLE III PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL	11

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS	16

SECTION 4.1. Title	16
SECTION 4.2. Validity of Security Interest	16
SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral	16
SECTION 4.4. Other Financing Statements	17
SECTION 4.5. [Reserved]	17
SECTION 4.6. Due Authorization and Issuance	17
SECTION 4.7. Consents, etc	17
SECTION 4.8. Pledged Collateral	17
SECTION 4.9. Insurance	17

ARTICLE V CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL	18

SECTION 5.1. Pledge of Additional Securities Collateral	18
SECTION 5.2. Voting Rights; Distributions; etc.	18
SECTION 5.3. Defaults, etc	19
SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests	20

-i-

SECTION 5.5. Additional Collateral; Additional Guarantors; Additional Mortgaged Vessels	20

ARTICLE VI CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL	22

SECTION 6.1. Grant of Intellectual Property License	22
SECTION 6.2. Protection of Collateral Agent’s Security	23
SECTION 6.3. After-Acquired Property	23
SECTION 6.4. Litigation	24

ARTICLE VII CERTAIN PROVISIONS CONCERNING RECEIVABLES	24

SECTION 7.1. Maintenance of Records	24
SECTION 7.2. Legend	25
SECTION 7.3. Modification of Terms, etc	25
SECTION 7.4. Collection	25

ARTICLE VIII TRANSFERS	25

SECTION 8.1. Transfers of Pledged Collateral	25

ARTICLE IX REMEDIES	26

ARTICLE X APPLICATION OF PROCEEDS	30

SECTION 10.1. Application of Proceeds	30

ARTICLE XI MISCELLANEOUS	30

-ii-

SECTION 11.15. Releases, Substitution, etc	35
SECTION 11.16. Conflicts; Intercreditor Agreement	36

SIGNATURE	S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

-iii-

SECURITY AGREEMENT
          This SECURITY AGREEMENT dated as of October 20, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by HERCULES OFFSHORE, INC., a Delaware corporation (the “Issuer”), and the Guarantors (as defined in the Indenture described below) from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).
          R E C I T A L S :
          A. The Issuer, the Guarantors, U.S. Bank National Association, as trustee, and the Collateral Agent have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of October 20, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) providing for the issuance by the Issuer of $300,000,000 aggregate principal amount of its 10.5% Senior Secured Notes due 2017 (the “Notes”).
          B. Each Guarantor has, pursuant to the Indenture, unconditionally guaranteed the Note Obligations (as defined in the Indenture).
          C. The Issuer and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Security Documents (as defined in the Indenture) and each is, therefore, willing to enter into this Agreement.
          D. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Note Obligations.
          E. Each Pledgor has previously granted to UBS AG, Stamford Branch, as collateral agent (in such capacity, the “Bank Collateral Agent”), for the benefit of the holders of obligations under the Credit Agreement dated as of July 11, 2007 (as amended, the “Credit Agreement”), among the Issuer, the Guarantors, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent for those lenders, a first priority security interest in the Pledged Collateral (as hereinafter defined). The Pledgors, the Bank Collateral Agent and the Collateral Agent, as the “Notes Collateral Agent,” are entering into an Intercreditor Agreement, dated as of October 20, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), to govern the relative rights of the parties thereto with respect to the Shared Collateral (as defined in the Intercreditor Agreement).
          F. Under the Purchase Agreement dated as of October 8, 2009, between the Issuer and the initial purchasers of the Notes, it is a condition to the obligation of the initial purchasers to purchase the Notes that each Pledgor execute and deliver this Agreement.

A G R E E M E N T :
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
          SECTION 1.1. Definitions.
          (a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC (as hereinafter defined) shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
          “Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”
          (b) Capitalized terms and the term “person” used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture. Section 1.03 of the Indenture shall apply herein mutatis mutandis.
          (c) The following terms shall have the following meanings:
          “Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.
          “Agreement” shall have the meaning assigned to such term in the Preamble hereof.
          “Authorized Representative” shall have the meaning assigned to such term in the Intercreditor Agreement.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
          “Collateral Support” shall mean all property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such property.

          “Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, charters, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
          “Controlling Agent” shall have the meaning assigned to such term in the Intercreditor Agreement, but if the Intercreditor Agreement is no longer in effect, then “Controlling Agent” means the Collateral Agent.
          “Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
          “Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
          “Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
          “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
          “Excluded Property” shall mean
     (a) any permit or license issued by a governmental authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Section 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (b) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing Purchase Money Indebtedness or a Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Indebtedness or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;
     (c) any Deposit Accounts, Securities Accounts, Securities Entitlements, Financial Assets credited to any Securities Account, Commodity Accounts or Commodity Contracts of each Pledgor; and
     (d) any Vessel of each Pledgor that does not constitute, or is not required to be, a Mortgaged Vessel, together with all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture equipment, drilling equipment, drill pipes, drilling masts, rotary tables, substructures, draw work, drill bits, blowout prevention equipment, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters and all other appurtenances to such Vessel appertaining or belonging, whether on board or not;
provided, however, that Excluded Property shall not include (i) any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c) or (d) or of any Pledged Collateral (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b), or (d)) and (ii) for the avoidance of doubt, any Accounts arising under a charter or other contract involving the use or hire of a Vessel referenced in clause (d).
          “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Vessels, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Vessels, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Vessels, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Vessels and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any governmental authority.
          “Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.
          “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Indenture” shall have the meaning assigned to such term in Recital A hereof.
          “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes (including the Intercompany Notes), drafts, bills of exchange or acceptances.
          “Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.
          “Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
          “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 12 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
          “Intercreditor Agreement” shall have the meaning provided in Recital E hereof.
          “Investment Property” shall mean a security, whether certificated or uncertificated, excluding, however, the Securities Collateral and any Excluded Collateral that would otherwise constitute Investment Property.
          “Issuer” shall have the meaning assigned to such term in the Preamble hereof.
          “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
          “Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or Mortgaged Vessels or (ii) to the business, results of operations or financial condition, of any Pledgor.
          “Mortgaged Vessels” shall mean, collectively, the Vessels of the Issuer and its Subsidiaries that are subject to a Lien in favor of the Collateral Agent pursuant to one or more Security Documents, including, as of the Issue Date, the Vessels listed as Mortgaged Vessels on Schedule 8 to the Perfection Certificate.
          “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          “Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.
          “Perfection Certificate” shall mean one or more perfection certificates dated October 20, 2009, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent and substantially similar to that provided pursuant to the Credit Agreement) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture.
          “Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 11(a) and 11(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include any Equity Interests which are not required to be pledged pursuant to Section 5.5 hereof.
          “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
          “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
          “Receivables” shall mean all (i) Accounts (including and together with all rights to payment earned or unearned under a charter or other contract involving the use or hire of a Vessel and all rights incident thereto), (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC, together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

          “Requirements of Law” shall mean, collectively, any and all requirements of any governmental authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.
          “Secured Obligations” means the Note Obligations.
          “Secured Parties” shall mean, collectively, the Trustee, the Collateral Agent and the Holders.
          “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
          “Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
          “Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          SECTION 1.2. Interpretation. The rules of interpretation specified in the Indenture (including Section 1.03 thereof) shall be applicable to this Agreement.
          SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

          SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
          SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations of such Pledgor, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
(i)	all Accounts (including, and together with, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a Vessel and all rights incident thereto);

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims, if any, described on Schedule 14 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Supporting Obligations;

(xi)	all books and records relating to the Pledged Collateral; and

(xii)	to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

          Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (i) the Pledgors shall from time to time, but so long as no Event of Default has occurred that is continuing not more than once per calendar year, at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Issue Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
          SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” or words of similar import and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.
          (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.
          (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor as debtor and the Collateral Agent as secured party.

ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
          SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that it has delivered to the Controlling Agent all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof (other than Intercompany Notes that do not represent indebtedness in excess of $5,000,000, individually, so long as such Intercompany Notes together with all other Instruments and Tangible Chattel Paper not delivered to the Collateral Agent pursuant to Section 3.4(a) and Electronic Chattel Paper and transferable records (as defined in Section 3.4(d)) not under the control (as described in Section 3.4(d)) of the Collateral Agent do not exceed $10,000,000 in the aggregate for all Pledgors) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. After the Collateral Agent has become the Controlling Agent, each Pledgor will cause such certificates, agreements and instruments to be delivered to the Collateral Agent in such form or with such instruments of transfer or assignment in blank. Each Pledgor represents and warrants that the Collateral Agent has, or contemporaneously with the execution and delivery of this Agreement will have, a perfected first priority (subject only to Permitted Liens) security interest in such Securities Collateral. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five Business Days after receipt thereof by such Pledgor, or such longer period as is acceptable to the Controlling Agent in its sole discretion) be delivered to and held by or on behalf of the Controlling Agent pursuant hereto or, if the Collateral Agent is not the Controlling Agent, pursuant to the collateral documents to which the Controlling Agent is a party; provided, however, that Intercompany Notes that do not represent indebtedness in excess of $5,000,000, individually, shall not be required to be delivered hereunder so long as the aggregate fair market value of such notes together with the other Instruments and Tangible Chattel Paper not previously delivered to Controlling Agent pursuant to Section 3.4(a) hereof or, if the Collateral Agent is not the Controlling Agent, pursuant to the collateral documents to which the Controlling Agent is a party and Electronic Chattel Paper and transferable records not under the control (as described in Section 3.4(d)) of the Controlling Agent do not exceed $10,000,000 in the aggregate for all Pledgors. All certificated Securities Collateral so delivered shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Controlling Agent. The Controlling Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Controlling Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Controlling Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
          SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority (subject only to Permitted Liens) security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer (unless such Issuer is a Pledgor or such issuer is not a Subsidiary of the Issuer) to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is substantially similar to that provided to the Controlling Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Controlling Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon the reasonable request of the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance substantially similar to that provided to the Controlling Agent, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Controlling Agent, (A) cause the organizational documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Controlling Agent in accordance with the provisions of Section 3.1. Notwithstanding the foregoing, the Collateral Agent shall not take any actions otherwise authorized under this Agreement that would violate the lien priority and other provisions of the Intercreditor Agreement.
          SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate and has delivered to the Controlling Agent all Instruments included in the Pledged Collateral. Each Pledgor agrees that, at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens.
          SECTION 3.4. Other Actions. Subject in each case to the terms of the Intercreditor Agreement, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:
     (a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than (i) such Instruments and Tangible Chattel Paper listed in Schedule 12 to the Perfection Certificate and (ii) Instruments and Tangible Chattel Paper that have a fair market value less than or equal to $5,000,000, individually, so long as such Instruments and Tangible Chattel Paper together with any Electronic Chattel

Paper and transferable records not under the control (as described in Section 3.4(d)) of the Controlling Agent do not exceed $10,000,000 in the aggregate for all Pledgors. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 12 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Controlling Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount (x) then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Controlling Agent and (y) evidenced by any Electronic Chattel Paper or transferable records not under the control (as described in Section 3.4(d)) of Controlling Agent exceeds $10,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five Business Days after receipt thereof, or such longer period as is acceptable to the Controlling Agent in its sole discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Controlling Agent may from time to time specify.
     (b) [Reserved].
     (c) [Reserved].
     (d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “ transferable record ” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than (i) such Electronic Chattel Paper and transferable records listed in Schedule 12 to the Perfection Certificate and (ii) such Electronic Chattel Paper or transferable records that have a fair market value less than or equal to $5,000,000, individually, so long as such Electronic Chattel Paper and transferable records together with any Instruments and Tangible Chattel Paper not delivered to the Controlling Agent pursuant to Section 3.4(a) or, if the Collateral Agent is not the Controlling Agent, pursuant to the collateral documents to which the Controlling Agent is a party do not exceed $10,000,000 in the aggregate for all Pledgors. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Controlling Agent thereof and shall take such action as the Controlling Agent may reasonably request to vest in the Controlling Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, (x) together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Controlling Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence and (y) any amounts evidenced by Instruments or Tangible Chattel Paper not previously delivered to the Controlling Agent pursuant to Section 3.4(a) or, if the Collateral Agent is not the Controlling Agent, pursuant to the collateral documents to which the Controlling Agent is a party, does not exceed $10,000,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that, upon the Collateral Agent becoming the Controlling Agent, the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent (which will be substantially similar to the procedures established by the Controlling Agent) and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
     (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement substantially similar to that provided to the Controlling Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Controlling Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Controlling Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied (subject to the terms of the Intercreditor Agreement) as provided in the Indenture and the Security Documents. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit does not exceed $5,000,000, and, together with the aggregate amounts of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $10,000,000 in the aggregate for all Pledgors.
     (f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it has no knowledge of holding any Commercial Tort Claims other than those listed in Schedule 14 to the Perfection Certificate. If any Pledgor shall at any time obtain knowledge that it holds or acquired a Commercial Tort Claim, such Pledgor shall promptly notify the Collateral Agent and, if the Collateral Agent is not the Controlling Agent, the Controlling Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be substantially similar to that provided to the Controlling Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent and, if the Collateral Agent is not the Controlling Agent, the Controlling Agent do not have a security interest, does not exceed $5,000,000 in the aggregate for all Pledgors.
     (g) Motor Vehicles. After the Collateral Agent becomes the Controlling Agent, upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment (excluding Vessels) covered by certificates of title or ownership) owned by it, with the Collateral Agent listed as lienholder therein. Such requirement shall not apply if any such motor vehicle (or any such other Equipment) is valued at less than $100,000, provided that the aggregate value of all motor vehicles (and such Equipment) as to which any Pledgor has not delivered a certificate of title or ownership is less than $1,000,000.
          SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Person which, from time to time, after the date hereof shall become a Guarantor to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit 3 and a Perfection Certificate, and otherwise comply with all the requirements under Section 5.5(b) hereof, with such documentation to be delivered within thirty (30) days of the date on which such Person became a Guarantor, or such longer period in the sole discretion of Collateral Agent. Upon such execution and delivery, such Person shall constitute a “ Guarantor ” and a “ Pledgor ” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
          SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall, upon the reasonable request of the Collateral Agent, take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent, subject to the terms of the Intercreditor Agreement, to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form substantially similar to that provided to the Controlling Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral; provided that such actions shall not violate the lien priority or any other provisions contained in the Intercreditor Agreement. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may, subject to the terms of the Intercreditor Agreement, institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral

Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Pledgor represents, warrants and covenants as follows:
          SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns or has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own or have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than Permitted Liens.
          SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to (x) the filings described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and (y) the Controlling Agent taking possession or control of the Pledged Collateral with respect to which a security interest may be perfected only by possession or control, a perfected security interest in all the Pledged Collateral (other than such Pledged Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or by possession or control by the Controlling Agent). The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected (other than with respect to such Pledged Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or in which the Controlling Agent has not taken possession or control if required by applicable law), continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens.
          SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Subject to Section 4.09 of the Indenture, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, in each case, other than as permitted under the Indenture, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict, in any material respect, with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

          SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 10(a) to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.
          SECTION 4.5. [Reserved]
          SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities (to the extent issued by a Subsidiary of the Issuer) existing on the date hereof have been, and to the extent any Pledged Securities (to the extent issued by a Subsidiary of the Issuer) are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.
          SECTION 4.7. Consents, etc. In the event that during the continuance of an Event of Default the Controlling Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement or any other Security Document and determines it necessary to obtain any approvals or consents of any governmental authority or any other person therefor, then, upon the reasonable request of the Controlling Agent, such Pledgor agrees to use its best efforts to assist and aid the Controlling Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
          SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all other information (other than financial statements and projections) contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement and the other Security Documents, in each case, relating to the Pledged Collateral and taken as a whole, is accurate and complete in all material respects as of the date of such information. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors other than as specifically excluded therefrom.
          SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such cash proceeds shall be held in trust for the benefit of the Collateral

Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Intercreditor Agreement and the Indenture.
ARTICLE V
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
          SECTION 5.1. Pledge of Additional Securities Collateral. Except as otherwise provided in Section 3.1, each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and deliver to the Controlling Agent promptly (but in any event within thirty (30) days after receipt thereof or such longer period in the sole discretion of Controlling Agent) a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and promptly deliver to the Controlling Agent the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Controlling Agent shall for all purposes hereunder be considered Pledged Collateral.
          SECTION 5.2. Voting Rights; Distributions; etc.
          (a) So long as no Event of Default shall have occurred and be continuing and the Controlling Agent has not given notice to the Issuer of the Collateral Agent’s intent to exercise its rights pursuant to Section 5.2(c):
     (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not in violation of the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.
     (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Controlling Agent to hold as Pledged Collateral, unless such Pledgor is not otherwise required to pledge the same pursuant to Section 5.5 hereof or the Senior Credit Agreement (as defined in the Intercreditor Agreement), and shall, if received by any Pledgor, be received in trust for the benefit of the Controlling Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five Business Days after receipt thereof, or such longer period as is acceptable to the Controlling Agent in its sole discretion) delivered to the Controlling Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          (b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.
          (c) Upon the occurrence and during the continuance of any Event of Default and, subject to the terms of the Intercreditor Agreement, the Collateral Agent giving notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its rights pursuant to this Section 5.2(c):
     (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Controlling Agent, which shall thereupon have the sole right to exercise (including through the Collateral Agent if necessary) such voting and other consensual rights.
     (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Controlling Agent, which shall thereupon have the sole right to receive and hold (including through the Collateral Agent if necessary) as Pledged Collateral such Distributions.
          (d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Controlling Agent appropriate instruments as the Controlling Agent may request in order to permit the Controlling Agent to exercise (including through the Controlling Agent if necessary) the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.
          (e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Controlling Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Controlling Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in material default or violation thereunder. No Securities

Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Controlling Agent) which evidence any Pledged Securities of such Pledgor.
          SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
          (a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
          (b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Controlling Agent or its nominee (including the Controlling Agent) and to the substitution of the Controlling Agent or its nominee (including the Controlling Agent) as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
          SECTION 5.5. Additional Collateral; Additional Guarantors; Additional Mortgaged Vessels. Subject to this Section 5.5, with respect to any property acquired after the Issue Date by any Pledgor that is of the type subject to the Lien created by this Agreement on the Issue Date but is not so subject, each such Pledgor shall promptly (and in any event within 30 days after the acquisition thereof, or such longer period in the sole discretion of the Collateral Agent) (i) execute and deliver to the Collateral Agent such amendments or supplements to this Agreement or such other Security Documents or such other documents as the Collateral Agent shall determine to be reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably requested (and consistent with the handling of such matters pursuant to the Credit Agreement) by the Collateral Agent to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested (and consistent with the handling of such matters pursuant to the Credit Agreement) by the Collateral Agent. Each Pledgor shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Collateral Agent shall reasonably require (and consistent with the handling of such matters pursuant to the Credit Agreement) to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired property.
          (b) With respect to any person that is (other than Hercules Offshore International, LLC) or becomes a Domestic Restricted Subsidiary after the Issue Date, the Issuer shall (and shall cause each of its Subsidiaries, including the new Domestic Restricted Subsidiary, as applicable, to) promptly (and in any event within 30 days after such person becomes a Domestic Restricted Subsidiary, or such longer period in the sole discretion of the Controlling Agent) (i) deliver to the Controlling Agent the certificates, if any, representing all of the Equity Interests of such Domestic Restricted Subsidiary owned by such person, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of such person, and all Intercompany Notes owing from such Domestic Restricted Subsidiary to such person together with instruments of transfer executed and delivered in blank by a duly authorized officer of such person and (ii) cause such new Domestic Restricted Subsidiary (A) to execute a Joinder Agreement to become a party to this Agreement, or such other documents as the Collateral Agent shall deem reasonably necessary or advisable (and consistent with the handling of such matters pursuant to the Credit Agreement) to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on the Equity Interests and property of such new Domestic Restricted Subsidiary, subject to no Liens other than Permitted Liens, and (B) to take all actions reasonably necessary or advisable (and consistent with the handling of such matters pursuant to the Credit Agreement) in the opinion of the Collateral Agent to cause the Lien created by this Agreement (pursuant to the execution by such Domestic Restricted Subsidiary of a Joinder Agreement) to be duly perfected to the extent required by this Agreement in accordance with all applicable Requirements of Law (subject to no Liens other than Permitted Liens), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.
          (c) So long as doing so would not be prohibited by a requirement of law and it could not, in the reasonable determination of the Issuer, be expected (as of such date of determination or in the future) to constitute an investment of earnings in United States property under Section 956 (or a successor provision ) of the Code, which investment could, in the reasonable determination of the Issuer, be expected to result in adverse tax consequences to the Issuer, the Issuer shall (and shall cause each of its Subsidiaries, including the new Foreign Restricted Subsidiary, as applicable, to) promptly (and in any event within 30 days after such person becomes a Foreign Restricted Subsidiary, or such longer period in the sole discretion of the Collateral Agent) (i) deliver to the Controlling Agent the certificates, if any, representing all of the Equity Interests of such Foreign Restricted Subsidiary owned by such person, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests if such holder(s) are the Issuer and/or Subsidiaries of the Issuer, and all Intercompany Notes owing from such Foreign Restricted Subsidiary to the Issuer and/or any Subsidiary of the Issuer together with instruments of transfer executed and delivered in blank by a duly authorized officer of the Issuer and/or such Subsidiary of the Issuer and (ii) cause such new Foreign Restricted Subsidiary (A) to execute a security agreement compatible with the laws of such Foreign Restricted Subsidiary’s jurisdiction substantially similar to that provided to the Controlling Agent, or such other documents as the Collateral Agent shall deem reasonably necessary or advisable (and consistent with the handling of such matters pursuant to the Credit Agreement) to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on the Equity Interests and property of such Foreign Restricted Subsidiary, subject to no Liens other than Permitted Liens, and (B) to take all actions reasonably necessary or advisable (and consistent with the handling of such matters pursuant to the Credit Agreement) in the opinion of the Collateral Agent to cause the Lien created by the applicable security agreement to be duly perfected (subject to no Liens other than Permitted Liens) to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.
          (d) With respect to each Foreign Restricted Subsidiary of the Issuer that is not required to grant a Lien on its assets pursuant to Section 5.5(c) (each such person, a “CFC”), notwithstanding anything to the contrary contained herein or in any other Security Document, so long as such Foreign Restricted Subsidiary is a CFC, the Equity Interests pledged or required to be pledged to the Collateral Agent hereunder or under any other Security Document shall be automatically limited to (i) Voting Stock of such CFC representing not more than 66% of the total voting power of all outstanding Voting Stock of such CFC and (ii) 100% of the Equity Interests not constituting Voting Stock of any such CFC, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.5(d).
          (e) Subject to this Section 5.5(e), with respect to any Vessel acquired after the Issue Date by any Pledgor, and with respect to any Vessel owned by any Subsidiary of the Issuer acquired or formed after the Issue Date, such Pledgor or Subsidiary of the Issuer formed after the Issue Date, promptly (and in any event within 30 days after the acquisition of such Vessel or the acquisition or formation of such Subsidiary of the Issuer, or such longer period in the sole discretion of the Collateral Agent) (i) execute and deliver to the Collateral Agent such amendments or supplements to an existing Ship Mortgage or such other Ship Mortgage substantially similar to that provided to the Controlling Agent to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Vessel subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably requested by the Collateral Agent to cause such Lien to be duly perfected to the extent required by such Ship Mortgage in accordance with all applicable Requirements of Law, including the filing of such Ship Mortgage or amendment or supplement to an existing Ship Mortgage in the appropriate vessel registry. Notwithstanding the foregoing, no Vessel acquired after the Issue Date by any Pledgor, and no Vessel owned by any Subsidiary of the Issuer acquired or formed after the Issue Date, shall be required to become a Mortgaged Vessel if such Vessel is not required to be mortgaged pursuant to the Credit Agreement and the security documents relating thereto.
          (f) Notwithstanding anything herein or otherwise to the contrary, if, after the Issue Date, any Lien is granted in favor of the Controlling Agent by the Issuer or any of its Subsidiaries, the Issuer shall (and shall cause its Subsidiaries to) grant to the Collateral Agent a Lien on the same property with respect to which such Lien to the Controlling Agent was granted in substantially the same manner in which the Lien to the Controlling Agent was granted, created and perfected.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
          SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          SECTION 6.2. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Controlling Agent, (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request.
          SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing if such Intellectual Property Collateral is Material Intellectual Property Collateral

and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Collateral Agent (and substantially similar to the instrument provided pursuant to the Credit Agreement) and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(a) and 13(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.
          SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, and, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have given notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its rights pursuant to this Section 6.4, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall, subject to the terms of the Intercreditor Agreement, have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 7.07 of the Indenture. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.
ARTICLE VII
CERTAIN PROVISIONS CONCERNING RECEIVABLES
          SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Controlling Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Controlling Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Controlling Agent may

transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.
          SECTION 7.2. Legend. Each Pledgor shall legend, at the request of the Controlling Agent made at any time after the occurrence and during the continuance of an Event of Default and in form and manner satisfactory to the Controlling Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Controlling Agent for the benefit of the secured parties represented by the Controlling Agent and that the Controlling Agent has a security interest therein.
          SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Controlling Agent. Each Pledgor shall timely fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables.
          SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
ARTICLE VIII
TRANSFERS
          SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Indenture.

ARTICLE IX
REMEDIES
          SECTION 9.1. Remedies. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or in the other Security Documents or otherwise available to it, the following remedies:
          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
          (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;
          (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
          (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any reasonable place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

          (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;
          (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;
          (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and
          (viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
          By accepting the benefits of this Agreement and each other Security Document, the Secured Parties expressly acknowledge and agree that any action taken by the Collateral Agent under this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the percentage of Holders required under the Indenture and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may, subject to the terms of the Intercreditor Agreement, be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement, the Indenture and the other Security Documents.

Furthermore, each Pledgor agrees to, upon the occurrence and continuance of an Event of Default, use its commercially reasonable efforts to assist the Collateral Agent in obtaining any approvals or assignments or licenses from any relevant governmental authority that may be necessary for the exercise of the rights and, remedies of the Collateral Agent with respect to the Pledged Collateral.
          SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
          SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent as determined by a court of competent jurisdiction in a final judgment. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
          SECTION 9.4. Certain Sales of Pledged Collateral.
          (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any governmental authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such governmental authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
          (c) [Reserved].
          (d) Subject to the terms of the Intercreditor Agreement, if the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
          (e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
          SECTION 9.5. No Waiver; Cumulative Remedies.
          (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to enforce or exhaust any other security, collateral or guaranties. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, all rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
          (b) Subject to the terms of the Intercreditor Agreement, in the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document or the Indenture by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
          SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.
ARTICLE X
APPLICATION OF PROCEEDS
          SECTION 10.1. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Indenture and the Intercreditor Agreement.
ARTICLE XI
MISCELLANEOUS
          SECTION 11.1. Concerning Collateral Agent.
          (a) The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement, the Indenture, and the Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed by the Trustee. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, the Indenture, the Intercreditor Agreement, and the other Security Documents and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement, the Indenture, the Intercreditor Agreement and the other Security Documents. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement, the Indenture, the Intercreditor Agreement and the other Security Documents while it was the Collateral Agent.
          (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
          (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
          (d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control except in the case of any conflict with the Intercreditor Agreement, in which case the provisions of the Intercreditor Agreement will control.
          (e) The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any changes in the information set forth in Schedule 1 or 2 to the Perfection Certificate. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
          SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this

Agreement, the Indenture, or any other Security Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies under the Indenture, (ii) pay and discharge (except as otherwise provided in Section 4.05 of the Indenture) any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and, except for Permitted Liens, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens, maritime Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs as required by the Indenture, (iv) discharge Liens (other than Permitted Liens) or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) and an Event of Default shall occur as a result thereof or if any representation or warranty on the part of any Pledgor contained herein or under the Indenture or any other Security Document shall be breached in any material respect, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required by the provisions of the Indenture. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.07 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement or under the Indenture or any other Security Document nor any breach of representation or warranty from constituting an Event of Default. Subject to the terms of the Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. Except as expressly set forth herein, no other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
          SECTION 11.4. Termination; Release. When all the Secured Obligations (other than contingent indemnification obligations) have been paid in full or defeased in accordance with Article 9 of the Indenture, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, subject to the terms of the Intercreditor Agreement, upon the request and at the sole cost and expense of the Pledgors and within 10 days after the Collateral Agent’s receipt of such request, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets except in accordance with the Security Documents, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, the Indenture, or any other Security Document, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
          SECTION 11.5. Modification in Writing. Subject to the terms of the Intercreditor Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and the Intercreditor Agreement and unless in writing and, unless Section 2.04 of the Intercreditor Agreement otherwise provides, signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
          SECTION 11.6. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent or any other Secured Party, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.
          SECTION 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 11.08, 11.12 and 11.16 of the Indenture are incorporated herein, mutatis mutandis, as if a part hereof.
          SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
          SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
          SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
          SECTION 11.11. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or against any other sums which may become payable under the terms thereof or under this Agreement or the other Security Documents by reason of the payment of any tax on the Pledged Collateral or any part thereof.
          SECTION 11.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder or thereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Security Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, the Indenture or any other Security Document, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Security Documents.
          SECTION 11.14. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
     (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
     (ii) any lack of validity or enforceability of the Indenture or any Security Document, or any other agreement or instrument relating thereto;
     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any Security Document or any other agreement or instrument relating thereto;
     (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
     (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any Security Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or
     (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
          SECTION 11.15. Partial Releases, Substitution, etc.
          (a) Release. Subject to the terms of the Intercreditor Agreement (including, without limitation, Section 4.06 thereof), the Collateral Agent shall release the Pledged Collateral only in compliance with the provisions of Article 12 of the Indenture and the relevant provisions of this Agreement and the other Security Documents.
          (b) Substitution. Subject to the terms of the Intercreditor Agreement, each Pledgor shall have the right, from time to time, to substitute new Pledged Collateral for existing Pledged Collateral in compliance with the provisions of Section 12.01 of the Indenture.
          (c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Agent or the Holders hereunder or under the Indenture or the other Security Documents shall be deemed to constitute a retention of the Pledged Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Collateral Agent and the Holders shall have applied payments (including, without limitation, collections from Pledged Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Article 9 of the Indenture.
          (d) Delivery, etc. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, subject to the terms of the Intercreditor Agreement, upon the request and at the sole cost and expense of the Pledgors and within 10 days after the Collateral Agent’s receipt of such request, (i) assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets except in accordance with the Security Documents, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, the Indenture, or any other Security Document, and (ii) deliver proper documents and instruments (including UCC 3 termination financing statements or releases) acknowledging the release of such Pledged Collateral.
          SECTION 11.16. Conflicts; Intercreditor Agreement . Notwithstanding anything herein or in the Indenture or any other Security Document to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy of the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the Indenture or any other Security Document, the terms of the Intercreditor Agreement shall govern and control.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

HERCULES OFFSHORE, INC.,
as a Pledgor

By:	/s/ James W. Noe

James W. Noe
Senior Vice President, General Counsel, Chief
Compliance Officer and Secretary

CLIFFS DRILLING COMPANY
CLIFFS DRILLING TRINIDAD L.L.C.
HERCULES DRILLING COMPANY, LLC
HERCULES OFFSHORE LIFTBOAT COMPANY LLC
THE HERCULES OFFSHORE DRILLING COMPANY LLC
THE OFFSHORE DRILLING COMPANY
THE ONSHORE DRILLING COMPANY
TODCO AMERICAS INC.
TODCO INTERNATIONAL INC.
TODCO MANAGEMENT SERVICES, INC.
TODCO MEXICO INC.,
as Pledgors

By:	/s/ James W. Noe

James W. Noe
Vice President and Secretary

HERCULES LIFTBOAT COMPANY, LLC
HERCULES OFFSHORE SERVICES LLC,
as Pledgors

By:	/s/ James W. Noe

James W. Noe
Secretary
Signature Page to Security Agreement

DELTA TOWING HOLDINGS, LLC
DELTA TOWING, LLC,
as Pledgors

By:	/s/ James W. Noe

James W. Noe
President and Chief Executive Officer

HERCULES OFFSHORE HOLDINGS, LTD.
HERCULES OFFSHORE MIDDLE EAST, LTD. ,
as Pledgors

By:	/s/ Don P. Rodney

Don P. Rodney
President
Signature Page to Security Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Steven A. Finklea

Name: Steven A. Finklea, CCTS
Title: Vice President
Signature Page to Security Agreement

EXHIBIT 1
[Form of]
ISSUER’S ACKNOWLEDGMENT
          The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 20, 2009 made by HERCULES OFFSHORE, INC., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ]
By:
Name:
Title:

EXHIBIT 2
[Form of]
SECURITIES PLEDGE AMENDMENT
          This Securities Pledge Amendment, dated as of [                                    ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 20, 2009 made by HERCULES OFFSHORE, INC., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.
PLEDGED SECURITIES

				NUMBER OF	PERCENTAGE OF ALL
				SHARES	ISSUED CAPITAL OR
	CLASS OF STOCK	PAR	CERTIFICATE	OR	OTHER EQUITY
ISSUER	OR INTERESTS	VALUE	NO(S).	INTERESTS	INTERESTS OF ISSUER

INTERCOMPANY NOTES

	PRINCIPAL	DATE OF	INTEREST	MATURITY
ISSUER	AMOUNT	ISSUANCE	RATE	DATE

[ ]
By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

EXHIBIT 3
[Form of]
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
          Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 20, 2009 made by HERCULES OFFSHORE, INC., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
          This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [_________ ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles IV, V and VI of the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Articles IV, V and VI of the Indenture.
          Annexed hereto are supplements to each of the schedules to the Security Agreement and the Indenture, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Indenture, as applicable.

          This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
          THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]
By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:
[Schedules to be attached]

EXHIBIT 4
[Form of]
Copyright Security Agreement
          Copyright Security Agreement, dated as of [_________], by [_________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture described in the Security Agreement described below (in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
          Whereas, the Pledgors are party to a Security Agreement dated as of October 20, 2009 (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;
          Now, Therefore, in consideration of the premises [and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture], the Pledgors hereby agree with the Collateral Agent as follows:
          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
          SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:
     (a) Copyrights of such Pledgor listed on Schedule I attached hereto; and
     (b) all Proceeds of any and all of the foregoing (other than Excluded Property).
          SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.
          SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification obligations) and termination of the Security Agreement, the Collateral Agent shall (within 10 days of Collateral Agent’s receipt of a Pledgor’s request)

execute, acknowledge, and deliver to the Pledgors, at the Pledgor’s cost and expense, an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.
          SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

          In Witness Whereof, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours, [PLEDGORS]
By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
Copyright Registrations:

REGISTRATION
OWNER	NUMBER	TITLE
Copyright Applications:

OWNER	TITLE

EXHIBIT 5
[Form of]
Patent Security Agreement
          Patent Security Agreement, dated as of [_________], by [_________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture described in the Security Agreement described below (in such capacity, the “Collateral Agent”).
     W i t n e s s e t h:
          Whereas, the Pledgors are party to a Security Agreement dated as of October 20, 2009 (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;
          Now, Therefore, in consideration of the premises [and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture], the Pledgors hereby agree with the Collateral Agent as follows:
          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
          SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:
     (a) Patents of such Pledgor listed on Schedule I attached hereto; and
     (b) all Proceeds of any and all of the foregoing (other than Excluded Property).
          SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.
          SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification obligations) and termination of the Security Agreement, the Collateral Agent shall (within 10 days of Collateral Agent’s receipt of a Pledgor’s request) execute, acknowledge, and deliver to the Pledgors, at the Pledgor’s cost and expense, an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.
          SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

          In Witness Whereof, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours, [PLEDGORS]
By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
Patent Registrations:

OWNER	REGISTRATION	NAME
NUMBER
Patent Applications:

OWNER	APPLICATION	NAME
NUMBER

EXHIBIT 6
[Form of]
Trademark Security Agreement
          Trademark Security Agreement, dated as of [_________], by [_________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture described in the Security Agreement described below (in such capacity, the “Collateral Agent”).
     W i t n e s s e t h:
          Whereas, the Pledgors are party to a Security Agreement dated as of October 20, 2009 (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;
          Now, Therefore, in consideration of the premises [and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture], the Pledgors hereby agree with the Collateral Agent as follows:
          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
          SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:
     (a) Trademarks of such Pledgor listed on Schedule I attached hereto;
     (b) all Goodwill associated with such Trademarks; and
     (c) all Proceeds of any and all of the foregoing (other than Excluded Property).
          SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.
          SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification obligations) and termination of the Security Agreement, the Collateral Agent shall (within 10 days of Collateral Agent’s receipt of a Pledgor’s request)

execute, acknowledge, and deliver to the Pledgors, at the Pledgor’s cost and expense, an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.
          SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

          In Witness Whereof, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours, [PLEDGORS]
By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
Trademark Registrations:

OWNER	REGISTRATION	TRADEMARK
NUMBER
Trademark Applications:

OWNER	APPLICATION	TRADEMARK
NUMBER